UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2019

HMS HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-50194	11-3656261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5615 High Point Drive, Irving, Texas, 75038

(Address of principal executive offices, Zip Code)

(214) 453-3000

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock $0.01 par value	HMSY	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2019 Omnibus Incentive Plan

At the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of HMS Holdings Corp. (the “Company”) held on May 22, 2019, the Company’s stockholders approved the HMS Holdings Corp. 2019 Omnibus Incentive Plan (the “2019 Plan”), which was previously approved by the Company’s Board of Directors. The 2019 Plan replaces and supersedes the HMS Holdings Corp. 2016 Omnibus Incentive Plan (the “Prior Plan”). Upon stockholder approval, (i) the 2019 Plan became effective and (ii) no new awards will be made under the Prior Plan.

The terms of the 2019 Plan provide for the grant of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance shares and performance units, other share-based awards and cash awards. Subject to certain adjustments and share counting provisions, the maximum number of shares of the Company’s common stock authorized for awards under the 2019 Plan is 9,100,000 shares, less (i) one share for each share subject to a stock option or stock appreciation right granted under the Prior Plan after March 5, 2019 and prior to effectiveness of the 2019 Plan and (ii) 1.5 shares for each share subject to awards (other than stock options and stock appreciation rights) granted under the Prior Plan after March 5, 2019 and prior to effectiveness of the 2019 Plan. Each share subject to a stock option or stock appreciation right granted under the 2019 Plan will count as one share against this maximum authorized number, and each share subject to awards other than stock options and stock appreciation rights granted under the 2019 Plan will count as 1.5 shares. Shares subject to awards under the Prior Plan and the 2019 Plan may be added back to the maximum authorized number of shares in certain circumstances pursuant to the share counting provisions of the 2019 Plan.

The 2019 Plan is administered by the Compensation Committee of the Board of Directors, which committee has full power to select participants to whom awards may be granted and to determine the types of awards to be granted, the number of shares to be covered by each award granted and the terms and conditions of each award granted, among other things. Eligible participants under the 2019 Plan include the employees and non-employee directors of the Company and employees of its affiliates. The following limits apply to awards of the specified type granted to any one participant in any single fiscal year under the 2019 Plan: (i) 1,500,000 shares subject to stock options and stock appreciation rights, (ii) 1,000,000 shares subject to restricted stock awards, restricted stock unit awards, performance shares and dividend equivalents and (iii) $5,000,000 maximum dollar amount payable for performance units. In addition, the maximum number of shares subject to awards granted during a single fiscal year to any non-employee director, taken together with any cash fees paid to such non-employee director during the fiscal year, may not exceed $500,000 in total value (calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes), subject to certain exceptions.

A summary of the 2019 Plan is included in Proposal Three of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 12, 2019, and the full text of the 2019 Plan is included in Annex B to such proxy statement. The foregoing description of the 2019 Plan is not complete and is qualified in its entirety by reference to the 2019 Plan, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 22, 2019, the Company held the Annual Meeting. Set forth below is information concerning each matter submitted to a vote at the Annual Meeting, including the final voting results.

1.	Proposal One – Election of Class II Directors

The stockholders elected each of the following individuals as a Class II director to hold office for a one-year term expiring at the Company’s 2020 annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

Name	For	Against	Abstain	Broker Non-Votes
William F. Miller III	70,780,895	2,708,108	24,992	3,636,972
Ellen A. Rudnick	71,892,014	1,606,834	15,147	3,636,972
Richard H. Stowe	69,331,532	4,166,958	15,505	3,636,972
Cora M. Tellez	71,144,970	2,353,553	15,472	3,636,972

2.	Proposal Two – Advisory approval of the Company’s 2018 executive compensation

The stockholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers for 2018, as described in the proxy statement for the Annual Meeting.

For	Against	Abstain	Broker Non-Votes
72,010,123	1,470,663	33,209	3,636,972

3.	Proposal Three – Approval of the Company’s 2019 Omnibus Incentive Plan

The stockholders approved the 2019 Plan.

For	Against	Abstain	Broker Non-Votes
69,938,475	3,554,586	20,934	3,636,972

4.	Proposal Four – Ratification of the selection of independent registered public accounting firm

The stockholders ratified the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

For	Against	Abstain
76,955,151	178,655	17,161

Item 9.01	Financial Statements and Exhibits.

(d)        Exhibits

Exhibit No.	Description
10.1	HMS Holdings Corp. 2019 Omnibus Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HMS HOLDINGS CORP.

Date: May 22, 2019	By:	/s/ Meredith W. Bjorck
Meredith W. Bjorck
Executive Vice President, Chief Legal Officer
and Corporate Secretary